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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


Pangea Petroleum Corporation, Houston, Texas


We consent to the use in this Registration Statement of Pangea Petroleum Corporation on Form S-1 of our report dated January 26, 2001, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the references to us under the heading "Experts" in such Prospectus.


R.E. Bassie & Co., PC


By: /s/ R. E. Bassie & Co., P.C.
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Houston, Texas
February 5, 2001